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                                                                    Exhibit 99.2

                            PREFERRED STOCK PURCHASE,
                    DEBT EXCHANGE AND MODIFICATION AGREEMENT


                                 by and between


                           UNIFAB INTERNATIONAL, INC.

                                       and

                 MIDLAND FABRICATORS AND PROCESS SYSTEMS, L.L.C.




    Dated as of April 26, 2002

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                            PREFERRED STOCK PURCHASE,
                    DEBT EXCHANGE AND MODIFICATION AGREEMENT


      This Preferred Stock Purchase, Debt Exchange and Modification Agreement (this "Agreement") is entered into as of April 26, 2002 by and between UNIFAB International, Inc. ("Unifab") and Midland Fabricators and Process Systems, L.L.C. ("Midland").

      WHEREAS, Midland intends to acquire the long-term debt of Unifab currently owned by a group of banks represented by Bank One, N.A. (the "Bank Debt");

      WHEREAS, Midland intends to then exchange a portion of the Bank Debt for preferred stock of Unifab and to retain and modify the remaining unpaid balance of the Bank Debt as a convertible debenture of Unifab bearing interest at a floating rate based upon the prime rate published by the Wall Street Journal, plus 2.5%;

      WHEREAS, the Board of Directors of Unifab has determined that it is in the best interests of Unifab, its shareholders, creditors, employees and customers, to enter into an agreement with Midland providing for Unifab's consent to the acquisition of the Bank Debt by Midland, and for the exchange by Midland of a portion of the Bank Debt for preferred stock of Unifab and a modification of the remaining unpaid balance of the Bank Debt in the form of a convertible debenture of Unifab, subject to the representations, warranties, covenants and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      For purposes of this Agreement, the following terms shall have the meanings specified or referred to in this Article I.

      1.01 "Agreement" means this Preferred Stock Purchase, Debt Exchange and Modification Agreement.

      1.02 "Applicable Laws" means any federal, state, local or foreign law, statute, rule, ordinance, code or regulation.

      1.03 "Bank Debt" shall mean the long-term debt of Unifab currently owned by a group of banks represented by Bank One, N.A.


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      1.04   A "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of or failure to perform or comply with such representation, warranty, covenant, obligation or other provision, and (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation or other provision.

      1.05   "Closing" shall have the meaning given to it in Section 3.01.

      1.06   "Closing Date" shall have the meaning given to it in Section 3.01.

      1.07   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      1.08 "Common Shares" shall have the meaning given to it in Exhibit B hereto.

      1.09   "Company Benefit Plan" shall have the meaning given to it in
Section 4.14 (a).

      1.10   "Consents" shall have the meaning given to it in Section 4.05.

      1.11 "Contract" means any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement.

      1.12   "Company Pension Plan" shall have the meaning given it in Section
4.14 (a).

      1.13 "Debenture" shall mean that document attached hereto as Exhibit E hereto.

      1.14   "Defined Benefit Plan" shall have the meaning given it in Section
4.14 (j).

      1.15   "Environment" shall have the meaning given to it in Section 4.21.

      1.16   "Environmental Laws" shall have the meaning given it in Section
4.21.

      1.17 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      1.18   "ERISA Affiliate" shall have the meaning given it in Section
4.14 (a).

      1.19   "Financial Statements" shall have the meaning given it in Section
4.10.


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      1.20   "GAAP" means accounting principles generally accepted in the
United States of America as in effect from time to time consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board.

      1.21 "Governmental Entity" means any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

      1.22   "Hazardous Substances" shall have the meaning given it in Section
4.21.

      1.23   "Injunction" shall have the meaning given to it in Section 7.01.

      1.24 "Intellectual Property" shall have the meaning given it in Section 4.20.

      1.25   "IRS" shall mean the United States Internal Revenue Service.

      1.26   "Judgment" shall have the meaning given it in Section 4.04.

      1.27 An individual will be deemed to have "Knowledge" of a particular fact or other matter if (a) such individual is actively aware of such fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter. A Person (other than an individual) will be deemed to have Knowledge of a particular fact or other matter if any individual who is serving, or has at any time served as a director, executive officer or in a supervisory capacity of such Person or any of its Subsidiaries (or in any similar capacity), has, or at any time had, Knowledge of such fact or other matter.

      1.28 "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, special assessment, unsatisfied pre-emptive right, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

      1.29 "Line of Credit" shall have the meaning given to it in Exhibit B hereto.

      1.30 "Material Adverse Effect" means any material adverse effect on or change (which shall be deemed to include, without limitation, any adverse effect or change aggregating $500,000 or more) with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise), business, affairs, prospects, results of operations of Unifab or its Subsidiaries, or it properties or (ii) the relations with customers, suppliers, distributors or employees of Unifab or its Subsidiaries, or (iii) the right or ability of Unifab to consummate any of the transactions contemplated hereby.


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      1.31   "Midland" shall mean Midland Fabricators and Process Systems,
L.L.C., a Louisiana Limited Liability Company.

      1.32   "Natural Resource Damages" shall have the meaning given it in
Section 4.21.

      1.33   "Navigable Waters" shall have the meaning given it in Section 4.21.

      1.34 An action taken by a Person will be deemed to be taken in the "Ordinary Course of Business" only if: (a) such action is consistent with past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the Board of Directors of such Person; and (c) such action is similar in nature and magnitude to actions customarily taken without authorization by the Board of Directors in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      1.35   "PBGC" shall have the meaning given to it in Section 4.14 (b).

      1.36   "Permitted Liens" shall have the meaning given it in Section
4.18 (a).

      1.37   "Permits" shall have the meaning given it in Section 4.15.

      1.38 "Person" means any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

      1.39   "Proceedings" shall have the meaning given it in Section 4.12.

      1.40   "Release" shall have the meaning given it in Section 4.21.

      1.41 "Remaining Bank Debt" shall have the meaning given to it in Exhibit B hereto.

      1.42 "Requisite Amount" shall have the meaning given to it in Exhibit B hereto.

      1.43   "Returns" shall have the meaning given it in Section 4.13 (a).

      1.44 "Share or Shares" shall have the meaning assigned to them in Exhibit B hereto.

      1.45   "Sites" shall have the meaning given it in Section 4.21.

      1.46   "Subsidiaries of Unifab" refers to those Subsidiaries listed on
Schedule 4.07 hereto.


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      1.47   "Tax"or "Taxes" shall have the meaning given to it in Section
4.13 (g).

      1.48   "Threat of Release" shall have the meaning given it in Section
4.21.

      1.49 "Unifab" shall mean Unifab International, Inc. and its Subsidiaries. Any representation and/or warranty made herein with respect to "Unifab" also shall apply to each Subsidiary of Unifab International, Inc.

      1.50 "Unifab Annual Report" shall mean Unifab's Form 10-K for the year ended December 31, 2001.

                                   ARTICLE II

                    PURCHASE OF BANK DEBT AND RELATED ACTION

      Upon the execution of this Agreement, (i) Unifab shall execute a consent agreeing to the assignment of the Bank Debt to Midland on terms acceptable to Midland and the present holders of the Bank Debt, in the form of Exhibit A hereto, and (ii) Midland and Unifab shall take the actions reflected on Exhibit B hereto.

                                   ARTICLE III

                                     CLOSING

      The closing of the transactions described herein (the "Closing") will take place at the offices of Midland, 3636 North Causeway Boulevard, Suite 300, Metairie, Louisiana, at 10:00 a.m. local time on the third business day following the satisfaction or waiver of all conditions to the obligations by the parties set forth in Article VIII hereof, or at such other time and place as the parties may agree. For purposes of this Agreement, the "Closing Date" shall mean the date on which the Closing is completed.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF UNIFAB

      Unifab warrants and represents to Midland as follows:

      4.01 AUTHORIZATION AND ISSUANCE OF THE SHARES AND THE DEBENTURE. The Shares have been duly authorized by the Board of Directors of Unifab and, when issued in accordance with the terms of this Agreement, will be fully paid and validly issued. The Debenture has been duly authorized


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by the Board of Directors of Unifab and, when issued in accordance with the terms of this Agreement, will be a valid and enforceable obligation of Unifab.

      4.02 AUTHORITY OF UNIFAB. Unifab has full power, authority and legal capacity to execute, deliver and perform this Agreement. All corporate action necessary for the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will have been duly and effectively taken prior to the Closing.

      4.03 AGREEMENT VALID AND BINDING. This Agreement has been duly executed and delivered by Unifab and this Agreement is the legal, valid and binding obligation of Unifab, enforceable against Unifab in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity. Neither the execution and delivery by Unifab of this Agreement, nor the consummation by Unifab of the transactions contemplated hereby, nor the compliance by Unifab with or fulfillment by Unifab of the terms and provisions hereof will (i) with or without the giving of notice or lapse of time or both, conflict with or result in a breach or violation of, or default under, or permit the acceleration of any obligation under any provision of any agreement, indenture, mortgage, lien, lease or other instrument or restriction of any kind to which Unifab is a party or by which Unifab is otherwise bound or affected, or (ii) violate any judgment, order, writ, injunction, decree, statute, rule or regulation applicable to Unifab, except in the case of the preceding clauses, for those conflicts, breaches, violations, defaults or accelerations that would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on the ability of Unifab to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

      4.04 NO CONFLICTS. The execution and delivery by Unifab of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any mortgages, liens, security interests, charges, easements, leases, subleases, covenants, rights of way, options, claims or Liens upon any assets of Unifab or its Subsidiaries under any provision of: (i) the articles or certificate of incorporation or bylaws of Unifab or its Subsidiaries; (ii) any mortgage, loan agreement, contract, governmental permit, certificate, license or other agreement to which Unifab or its Subsidiaries is a party; or (iii) any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Applicable Law") applicable to Unifab or its Subsidiaries, or any of their properties or assets except, in the case of clause
(iii), for those that, in the aggregate, would not have a Material Adverse
Effect.

      4.05 CONSENTS. Except as set forth on Schedule 4.05, no consent, action, approval, waiver, order or authorization of, or registration, declaration or filing with or notice to, any Governmental


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Entity or third party is required to authorize, or is otherwise required in connection with the execution and delivery of this Agreement by Unifab or the consummation by Unifab of the transactions contemplated hereby. All consents, approvals, waivers, orders, authorizations, registrations, declarations, filings and notices ("Consents") set forth in Schedule 4.05 include a description of the Consent required to be obtained, given or made.

      4.06 BROKERS; OTHER TRANSACTION EXPENSES. Neither Unifab, nor any Subsidiary, has taken any action that could give rise to any claim against Midland or Unifab for any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement, except for the fee due to Chaffe & Associates, Inc. for delivery of the fairness opinion contemplated by Section 7.03 hereof.

      4.07    CORPORATE ORGANIZATION.

              (a) Unifab and its Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions indicated on Schedule 4.07 hereto and have the corporate power and authority necessary to enable them to own, operate, lease or otherwise hold all of their properties and assets and to carry on their business as it is now being conducted.

              (b) Unifab and each of its Subsidiaries possess all governmental franchises, licenses, permits, authorizations and approvals necessary to enable them to own, operate lease or otherwise hold all of their properties and assets and to carry on their business as it is now being conducted, except for governmental franchises, licenses, permits, authorizations and approvals the absence of which, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the operations, assets or financial position of Unifab and its Subsidiaries, taken as a whole, or on the ability of Unifab to perform its obligations under this Agreement.

      4.08 FOREIGN QUALIFICATION. Schedule 4.08 sets forth the states and other jurisdictions in which Unifab and each of its Subsidiaries are qualified to do business as a foreign corporation and each state and other jurisdiction in which they are doing business. Unifab and each of its Subsidiaries are duly licensed or qualified to do business as foreign corporations and are in good standing in each jurisdiction in which their ownership, operation or leasing of property or the conduct of their business requires such qualification, except for jurisdictions in which the failure to become so qualified or to be in good standing would not have a Material Adverse Effect.

      4.09    CAPITALIZATION.

              (a) The authorized capital stock of Unifab consists of 20,000,000 shares of Common Stock, no par value per share. As of April 18, 2002, there are 8,189,972 shares of Unifab Common Stock issued and outstanding and no shares of Unifab Common Stock held in Unifab's treasury. All of the issued and outstanding shares of Unifab Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with


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no personal liability attaching to the ownership thereof. Except as set forth in
Schedule 4.09, Unifab does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, conversion rights, rights of first refusal, commitments or agreements of any character calling for the purchase or issuance of any shares of Unifab Common Stock or any other equity security of Unifab or any securities representing the right to purchase or otherwise receive any shares of Unifab Common Stock or any other equity security of Unifab.

              (b) Except as set forth on Schedule 4.09, Unifab's only Subsidiaries are those set forth in Exhibit 21 to Unifab's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Unifab Annual Report"). Except as set forth on Schedule 4.09, Unifab owns directly all of the issued and outstanding shares of the capital stock of each of its Subsidiaries, free and clear of all Liens, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. None of Unifab's Subsidiaries has, nor is any of them bound by any outstanding subscriptions, options, warrants, calls, rights, conversion right, rights of first refusal, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

      4.10 FINANCIAL CONDITION. The consolidated balance sheets of Unifab and the consolidated statements of operations, cash flow and changes in stockholders' equity of Unifab contained in Unifab's annual report on Form 10-K for the fiscal year ended December 31, 2001, together with the notes thereto (the "Financial Statements"), are true, correct and complete in all material respects, are in accordance with the books and records of Unifab and its Subsidiaries, have been prepared in conformity with GAAP, and on that basis fairly present the financial condition, results of operations and cash flows of Unifab on a consolidated basis for the periods presented. Except as set forth on
Schedule 4.10 and as set forth on the balance sheet of Unifab as of December 31, 2001, Unifab and its Subsidiaries do not have any debts, liabilities or obligations of any kind or nature, whether fixed, accrued, contingent or otherwise, except for liabilities and obligations incurred in the Ordinary Course of Business and consistent with past practice. Except as reflected on
Schedule 4.10, Unifab and its Subsidiaries do not have any currently effective contracts relating to the borrowing of money or the guaranty of any obligation for the borrowing of money, nor are there any currently effective letters of credit or escrow or trust agreements to which Unifab or its Subsidiaries, is a party or otherwise liable (whether contingent or absolutely).

      4.11 ABSENCE OF CHANGES OR EVENTS. Except as set forth on Schedule 4.11, since December 31, 2001, there have not occurred any events that, individually or taken in the aggregate, have changed the condition (financial or other) of Unifab and its Subsidiaries to such a degree as to have a Material Adverse Effect. Since December 31, 2001, Unifab and its Subsidiaries have been operating in the ordinary course and in substantially the same manner as previously operated, and all reasonable efforts have been made consistent with past practices to preserve the relationships of Unifab and its Subsidiaries with customers, suppliers and others with whom each deals. Since December 31, 2001, except as set forth on Schedule 4.11, neither Unifab nor any of its Subsidiaries


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have taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Article V.

      4.12 LEGAL PROCEEDINGS. Except as set forth on Schedule 4.12, neither Unifab nor any of its Subsidiaries is a party to any, and there are no pending or, to the Knowledge of Unifab, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature ("Proceedings") against Unifab or any of its Subsidiaries, or challenging the validity or propriety of the transactions contemplated by this Agreement. There is no injunction, order, judgment, decree or regulatory restriction imposed upon Unifab or any of its Subsidiaries or any of their respective assets or properties that has had, or could reasonably be expected to have, a Material Adverse Effect.

      4.13    TAX AUDITS AND PAYMENT OF TAXES.Except as set forth on Schedule
4.13 or disclosed or recorded in the Financial Statements:

              (a) All federal, state, local and foreign returns and reports (including without limitation, information and withholding reports and returns) of Unifab concerning Taxes (as defined in subsection 4.13 (g)) that are required by Applicable Law to be filed with any taxing authority prior to the Closing Date ("Returns") have been or will be filed when due (including extensions). The U.S. corporation income tax return (Form 1120) and all foreign and state corporation franchise and income tax returns for the taxable years of Unifab through the taxable year ending on December 31, 2001 were or will be filed on or before their respective due dates as extended. Neither Unifab nor any of its Subsidiaries has at any time executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes to a period extending beyond the Closing Date. Unifab has no Knowledge of any pending examination, audit, claim, asserted deficiency or assessment for additional Taxes with respect to any Returns that are open for examination under applicable statutes of limitation.

              (b) All income Tax and state corporation franchise Tax Returns filed by or on behalf of Unifab and its Subsidiaries have been prepared in accordance with Unifab's books and records and are correct and accurate in all material respects, and all Taxes shown on such Returns have been paid when due.

              (c) Unifab has never been included in a group of corporations filing a consolidated federal income tax return other than with its Subsidiaries. As of the Closing Date, neither Unifab nor any of its Subsidiaries will have any outstanding liabilities under any tax sharing agreement, and will not be a party to any tax sharing agreement that will then be in effect.

              (d) None of the property owned or leased by Unifab or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt leased property within the meaning of Section 168 of the Internal Revenue Code of 1986 (the "Code") and none of the property owned by Unifab or any of its Subsidiaries is subject to a lease, safe harbor lease or other arrangement as a


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result of which Unifab or its Subsidiary is not treated as the owner of the property for federal income tax purposes.

              (e) Neither Unifab nor any Subsidiary is obligated to make, or will as a result of any event connected with the transactions contemplated in this Agreement become obligated to make, any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof).

              (f) There are no Liens for Taxes upon any property or assets of Unifab or any of its Subsidiaries, except for Liens for Taxes not yet due and payable and Liens for Taxes that are being contested in good faith and by appropriate proceedings.

              (g) "Tax" or "Taxes" means any and all taxes, charges, fees, duties, levies and other assessments, including additions to tax, interest or penalties related thereto, that may be imposed by any taxing authority upon or against Unifab or any of its Subsidiaries, including without limitation federal, state, local and foreign income taxes and any tax measured by income, franchise taxes, alternative or add-on minimum taxes, gross receipts taxes, use, sales, value added, personal or real property taxes, taxes imposed on capital, excise taxes, employment and unemployment taxes and withheld taxes and interest or penalties relating thereto pursuant to wage withholding, withholding pursuant to the Federal Insurance Contributions Act or withholding with respect to certain payments made to nonresident persons and payments in lieu of taxes.

      4.14    BENEFIT PLANS.

              (a) Schedule 4.14 contains a true, correct and complete list and brief description of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Company Pension Plans")), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA), bonus, incentive, stock option, stock purchase, life insurance (including any individual life insurance policy as to which Unifab or any ERISA Affiliate (as defined below) is owner, beneficiary, or both of such policy), health insurance (including any self-insured arrangement or other health or wellness benefit) or other insurance coverage, deferred compensation plans or arrangements, excess benefit plans, severance pay, holiday pay, vacation pay, "cafeteria" or "flexible benefit" plans, fringe benefits, perquisites, and other employee benefit plans, arrangements, agreements, trusts, contracts, policies, or commitments, whether written or unwritten, funded or unfunded (all the foregoing, including the Company Pension Plans, being herein called "Company Benefit Plans") now or during the five years prior to the Closing Date maintained, or contributed to, by Unifab or by any ERISA Affiliate for the benefit of any present or former employees, officers, directors or other persons. As used herein, "ERISA Affiliate" means any Subsidiary of Unifab and any trade or business (whether or not incorporated) that is or was during the five years prior to the Closing Date part of the same controlled group, or under common control with, or part of an affiliated service group that includes Unifab within the meaning of Code Sections 414(b), (c), (m) or (o).


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              (b)      Unifab has delivered to Midland, or by the Closing will
have delivered to Midland, to the extent the following items exist, true, complete and correct copies of: (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof) and all amendments thereto; (ii) the three most recent annual reports on Form 5500 (including all schedules and attachments thereto, and financial statements and accountant's opinion, if applicable) filed with the Internal Revenue Service ("IRS") with respect to each Company Benefit Plan, if any such report was required; (iii) the three most recent actuarial valuations and Pension Benefit Guaranty Corporation ("PBGC") premium reports for each Company Pension Plan that is a defined benefit plan; (iv) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required; (v) each trust agreement, group annuity contract or other funding and financing arrangement relating to any Company Benefit Plan, if any such arrangement was required or maintained; (vi) the most recent determination letters received from and applications pending with the IRS with respect to Company Benefit Plans; and
(vii) all prohibited transaction applications made and exemptions received from the Department of Labor with respect to Company Benefit Plans.

              (c) Except as disclosed in Schedule 4.14: (i) each Company Pension Plan has received a favorable determination letter from the IRS stating that such Company Pension Plan meets all the requirements of Section 401(a) of the Code, and that any trust or trusts associated with such Company Pension Plan are tax exempt under Section 501(a) of the Code; (ii) to the Knowledge of Unifab, there is no reason why the tax-qualified status of any such Company Pension Plan should be revoked, whether retroactively or prospectively, by the IRS and, to the Knowledge of Unifab, nothing has occurred since the date of any such determination letter that could adversely affect any Company Pension Plan's qualification or any trust's tax exempt status; (iii) all amendments to the Company Pension Plans that are required to be made through the date hereof and the Closing Date under Section 401(a) of the Code, and any other Applicable Law, subsequent to the issuance of each such Company Pension Plan's IRS determination letter have been made.

              (d) Unifab does not maintain and has never maintained or contributed to or been required to contribute to, a multiemployer plan as defined in Section 3(37) of ERISA and Unifab has no liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. Further, there are no Company Benefit Plans that promise or provide health, life or other benefits to retirees or former employees of Unifab or any ERISA Affiliate other than as required by Section 602 of ERISA or Section 4980B of the Code.

              (e) All Company Benefit Plans comply (and have been funded and administered in form and in operation) in all material respects with their terms and any related documents or agreements and with the requirements of all statutes, orders or governmental rules and regulations currently in effect and applicable to such plans or arrangements, including ERISA and the Code; Unifab has not received any notice from any Governmental Entity questioning or challenging such

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compliance; and all contributions, payments, premiums and reports required by such statutes, orders, and governmental rules and regulations have been made.

              (f) There is no litigation, administrative or arbitration proceeding or other claim or dispute pending or, to Unifab's Knowledge, threatened, that involves any Company Benefit Plan that could reasonably be expected to have a Material Adverse Effect on Unifab or any adverse effect on any employees or directors of Unifab or any fiduciary (as defined in ERISA
Section 3(21)) of any Company Benefit Plan, nor, to Unifab's Knowledge, is there any reasonable basis for any such claim, suit or proceeding.

              (g) To Unifab's Knowledge, all contributions and payments made or accrued with respect to each Company Benefit Plan are deductible in full for income Tax purposes under the Code; all contributions, premiums or payments required to be made with respect to each such Company Benefit Plan for any period ending on or before the Closing Date have been paid on or before their due date(s) to each such Company Benefit Plan or, if not yet due, accrued in accordance with past practices of the Company; and all premiums or other payments due for all periods ending on or before the Closing Date have been or will be paid with respect to each Company Benefit Plan that is an "employee welfare benefit plan" except for claims for benefits submitted in the ordinary course of administration of such "employee welfare benefit plans."

              (h) The consummation of the transactions contemplated by this Agreement will not accelerate or terminate, nor does there exist any basis for the acceleration or termination of: (i) benefits payable to current or former employees of Unifab or an ERISA Affiliate under any Company Benefit Plan; (ii) a participant's vesting credits or years of service under any Company Benefit Plan; or (iii) accruals with respect to any other benefits or amounts reserved under any such plan or arrangement. Only current and former employees (excluding "leased employees" as defined in Code Section 414(n)(2)) of Unifab and its ERISA Affiliates participate in, and are entitled to receive benefits from, the Company Benefit Plans.

              (i) With respect to each Company Benefit Plan, to Unifab's Knowledge, there has not occurred, and no person is contractually bound to enter into, any nonexempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA.

              (j) Unifab and its Subsidiaries have never had any Company Pension Plan that is subject to Title IV of ERISA ("Defined Benefit Plan") or an employee plan maintained in connection with a trust described in Section 501(c)(9) of the Code.

              (k) Except as set forth on Schedule 4.14, Unifab has not entered into any agreement or taken any action causing any employee, former employee or director of Unifab or any of its Subsidiaries to become entitled to any bonus, retirement, severance, job security or similar benefit or any enhanced benefit solely as a result of the transactions contemplated hereby or the subsequent sale of all or part of Unifab's assets.

              (l) With respect to each Company Benefit Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, Unifab complies in all respects with the continuation coverage and health insurance portability requirements of the Code and ERISA.

      4.15 COMPLIANCE WITH APPLICABLE LAWS; PERMITS. Unifab and each of its Subsidiaries comply in all material respects with all Applicable Laws (including, without limitation, all Environmental Laws (as defined in Section 4.21) and all laws, rules and regulations enforced or promulgated by the U.S. Immigration and Naturalization Service), and Schedule 4.15 identifies, to Unifab's Knowledge, all violations of any Applicable Laws. Neither Unifab nor any of its Subsidiaries has received any written communication during the past three years from a Governmental Entity that alleges that Unifab or any of its Subsidiaries does not comply in any material respect with any Applicable Law. Neither Unifab nor any of its Subsidiaries has received any written notice, nor does Unifab have Knowledge that any investigation or review by any Governmental Entity with respect to Unifab, any Subsidiary of Unifab, or any asset thereof is pending or threatened or that any such investigation or review is contemplated. Except as set forth in Schedule 4.15, Unifab and each of its Subsidiaries have received or been issued, as appropriate, every license, permit, authorization, consent and approval (collectively, "Permits") required by any foreign, United States, state or local Governmental Entity for the present or currently contemplated operation of their business, except where the failure to have received or been issued any Permit would not, individually or in the aggregate, have or be reasonably likely to have, a Material Adverse Effect. Except as disclosed in Schedule 4.15, all Permits are valid and in full force and effect, and no Proceeding is pending or, to Unifab's Knowledge, has been threatened to modify, suspend, revoke or otherwise limit any Permit, and no administrative or governmental actions have been taken or, to Unifab's Knowledge threatened in connection with the expiration or renewal of any Permit. None of the documents and materials filed with or furnished to any governmental authority by Unifab contains any untrue statement of a material fact or omits any statement of a material fact necessary to make the statements therein not misleading.

      4.16    CERTAIN CONTRACTS.

              (a) Except as set forth in Schedule 4.16, neither Unifab nor any of its Subsidiaries is a party to or bound by any contract, lease, license, indenture, agreement, commitment or other legally binding arrangement, whether oral or written (each, a "Contract", and, collectively, "Contracts"), that is:

                       (i)      an employment agreement or employment contract;

                       (ii) a collective bargaining agreement or other Contract with any labor organization, union or association;

                       (iii) a covenant not to compete or other covenant by Unifab or any of its Subsidiaries restricting the operations, development or marketing of Unifab or any of its Subsidiaries;

                       (iv) a lease or a sublease, or similar Contract with any person under which (A) Unifab or any its Subsidiaries is lessee, sublessee or holds or uses, any vessel, machinery, equipment, vehicle or other tangible personal property owned by any other person or (B) Unifab or any of its Subsidiaries is a lessor, sublessor, or makes available for use by any person, any vessel or tangible personal property owned or leased by Unifab or any of its Subsidiaries, that in any such case has an aggregate future liability or receivable, as the case may be, in excess of $5,000;

                       (v) a lease, sublease or similar Contract with any person under which (A) Unifab or any of its Subsidiaries is lessee or sublessee of, or holds or uses, any real property owned by any person or
      (B) Unifab or any of its Subsidiaries is a lessor or sublessor of, or makes available for use by any person, any real property owned or leased by Unifab or any of its Subsidiaries;

                       (vi) (A) a continuing Contract for the future purchase of materials, supplies or equipment, (B) a management, service, agency, consulting or other similar Contract or (C) an advertising agreement or arrangement, in any such case that has an aggregate future liability to any person in excess of $10,000;

                       (vii) a license, option or other Contract relating in whole or in part to Intellectual Property (including any license or other contract under which Unifab or any of its Subsidiaries is licensee or licensor of any Intellectual Property (as defined in Section 4.20));

                       (viii) a Contract establishing a Lien upon any asset of Unifab or any of its Subsidiaries;

                       (ix)     a confidentiality agreement;

                       (x) a Contract (including a purchase order) involving payment by Unifab or any of its Subsidiaries of more than $10,000 or extending for a term more than 180 days from the date of this Agreement (unless terminable without payment or penalty upon no more than 30 days' notice);

                       (xi) a Contract (including a sales order) involving the obligation of Unifab or any of its Subsidiaries to perform services for payment of more than $10,000 or extending for a term more than 30 days from the date of this Agreement (unless terminable without payment or penalty upon no more than 30 days' notice);

                       (xii) a Contract for the sale of any asset of Unifab or any of its Subsidiaries or the grant of any preferential rights to purchase any asset of Unifab or any of its Subsidiaries or requiring the consent of any person to the transfer thereof;

                       (xiii)   a Contract with any Governmental Entity;

                       (xiv) a Contract for any joint venture, partnership or similar arrangement;

                       (xv) a Contract with or obligating Unifab or any of its Subsidiaries to any director, officer or affiliate of Unifab or any of its Subsidiaries;

                       (xvi) a Contract providing for the services of any sales representative, franchisee or similar representative;

                       (xvii) a Contract other than as set forth above to which Unifab or any of its Subsidiaries is a party or by which it or any of its assets is bound or subject that was not made in the Ordinary Course of Business involving the payment or receipt over the life of such Contract in excess of $10,000 by Unifab or any of its Subsidiaries.

              (b)      Except as set forth in Schedule 4.16,

                       (i) all Contracts listed in Schedule 4.16 are valid, binding and in full force and effect and are enforceable by Unifab (or its Subsidiary, as the case may be) in accordance with their respective terms;

                       (ii) Unifab and its Subsidiaries have performed all obligations required to be performed by them to date under the Contracts, and none is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder and, to Unifab's Knowledge, no other party to any Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default thereunder;

                       (iii) neither Unifab nor any of its Subsidiaries has received any notice of the intention of any party to terminate any Contract nor has Unifab or any of its Subsidiaries Knowledge of the intention of any party to terminate any Contract;

                       (iv) neither Unifab nor any of its Subsidiaries is a party to any Contract for the employment of any person that is not terminable on 30 days' notice or that requires the payment of severance benefits; and

                       (v) with the exception of Contracts involving an aggregate obligation on or benefit to Unifab or any of its Subsidiaries of less than $10,000, all Contracts of Unifab or its Subsidiaries are fully assignable by Unifab or its Subsidiary, as applicable, without the consent of the other parties thereto.

              (c)      Complete and correct copies of all Contracts listed in
Schedule 4.16, together with all modifications and amendments thereto, have been made available, or by the Closing Date will have been made available, to Midland.

              (d) Schedule 4.05 sets forth each Contract with respect to which the consent of the other party or parties thereto must be obtained by virtue of the execution and delivery of this Agreement to avoid the invalidity of the transfer of such Contract, the termination thereof, a breach, violation or default thereunder or any other change or modification to the terms thereof.

      4.17 UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.17, neither Unifab nor any of its Subsidiaries has any liability or obligations of any nature whether fixed, contingent, or otherwise (including without limitation warranty claims), except as (a) is reflected or reserved against on Unifab's December 31, 2001 balance sheet; or (b) has been incurred since December 31, 2001 in the Ordinary Course of Business consistent with past practice and does not exceed $50,000 in the aggregate for all such liabilities. Unifab and its Subsidiaries are not in breach or default or in arrears in respect of the terms or conditions of any such liabilities and no waiver or forbearance has been granted by any holder of any such liability with respect to any such liability.

      4.18    TITLE TO PROPERTY.

              (a) Unifab and each of its Subsidiaries has good and merchantible title to, or a valid leasehold interest in or license or other right to use, all of the properties and assets, real and personal, tangible or intangible, that are and have been used in connection with their businesses, and all other properties and assets reflected on Unifab's December 31, 2001 Balance Sheet or acquired after such date (excluding only those properties and assets that have been disposed of in the Ordinary Course of Business after such date), in each case free and clear of all Liens, except: (a) such as are set forth on
Schedule 4.18; and (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course of Business and liens for Taxes that are not due and payable or that may thereafter be paid without penalty; and (c) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate,
(i) secure an obligation or claim (whether direct or contingent) in excess of $5,000 or (ii) materially impair the continued use and operation of the assets to which they relate in the conduct of Unifab's business as presently conducted (the liens described in clauses (a), (b) and (c) above are referred to collectively as "Permitted Liens" and individually as a "Permitted Lien").

              (b) Schedule 4.18 sets forth a complete and accurate Schedule of all leased property as to which either Unifab or any of its Subsidiaries is a lessor or lessee or sublessor or sublessee, and sets forth for each such property, the address, the approximate size of the property, the names of the lessor and lessee, a description of the use of the property, the term of the lease, and the periodic lease payment. With respect to each lease listed on
Schedule 4.18: (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default (or an event which, with notice or lapse of time, or both, would constitute a default) under such lease; and (iv) the transactions contemplated hereby will not constitute a default or a cause for termination or modification of such lease.

              (c) Neither Unifab nor any of its Subsidiaries has a legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of, or to refrain from selling or otherwise disposing of, any substantial part of its assets except pursuant to this Agreement, or to sell or dispose of any of its assets except in the Ordinary Course of Business consistent with past practices.

     4.19 INSURANCE. The material insurance policies maintained by Unifab and each of its Subsidiaries, together with their respective policy limits and deductibles, are listed on Schedule 4.19. All such policies will be in effect on the Closing Date. The business of Unifab and each of its Subsidiaries has been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. All premiums due for which invoices have been received have been currently paid or provided for, and none of the policies contains retroactive premium adjustment provisions. Neither Unifab nor any of its Subsidiaries is otherwise in default with respect to any such policy. Neither Unifab nor any of its Subsidiaries has failed to give any notice or present any claim under any such policy in a due and timely manner. There are no outstanding unpaid claims or matters which could reasonably be anticipated to become claims under any such policy other than any pending claims or matters listed on Schedule 4.19. Neither Unifab nor any of its Subsidiaries has received notice of cancellation or non-renewal of any insurance policy or any notice that coverage has been or may be denied with respect to any outstanding claim by or against Unifab or any Subsidiary thereof (other than routine reservation of rights notices by insurers in circumstances under which Unifab has no reason to believe that the insurer reserving its rights will actually subsequently dispute coverage). The insurance policies listed are sufficient in nature, scope and amount to insure adequately (and, in any event in amounts sufficient to prevent Unifab from becoming a co-insurer within the terms of such policies) the business, properties and assets of Unifab. Unifab has not been refused insurance by any insurance carrier to which it has applied for insurance.

     4.20 INTELLECTUAL PROPERTY. Schedule 4.20 sets forth: (a) all patents or patent applications owned by Unifab or any Subsidiary thereof; (b) all licenses and other rights granted to Unifab or such Subsidiary relating to any patent or patent application owned by any other person; (c) all trademarks, service marks, copyrights, software or trade names owned or applied for by Unifab or its Subsidiaries; and (d) all licenses and other rights granted to Unifab or any of its Subsidiaries to use any such trademark, service mark, copyright, software or trade name owned by any other person, whether registered or unregistered (collectively, the "Intellectual Property"). Except as set forth on Schedule 4.20, all of the Intellectual Property listed on Schedule 4.20 pursuant to clauses (a) and (c) above, if any, has been registered (to the extent capable of registration), duly issued and is owned by Unifab or its Subsidiary free and clear of any mortgage, lien, encumbrance, license, claim and obligation to any Person of whatever kind and character except for the Bank Debt, and Unifab or its Subsidiary has the exclusive rights to use all such patents, patent applications, trademarks, service marks, copyrights, software and trade names in its business and operations. Unifab or a Subsidiary thereof owns or is licensed under valid licenses for all patents, patent applications, copyrights, trademarks, trade names, service marks, software, know-how, trade secrets and other proprietary rights necessary to conduct their business, and their operations, as currently conducted and as conducted since such entity's incorporation, to the best of Unifab's Knowledge, do not and have not infringed any patent, copyright, trademarks, trade name, service mark, software, know-how, trade secret or other proprietary right of any other person. Neither Unifab nor any of its Subsidiaries is required to pay any royalty, license fee or similar type of compensation in connection with the conduct of its business as it is now or heretofore has been conducted. To Unifab's Knowledge, there is no person that is infringing any patent, trademark, service mark, copyright, software or trade name owned or used by Unifab or any of its Subsidiaries.

     4.21     ENVIRONMENTAL MATTERS. Except as described in Schedule 4.21:

              (a) (i) The activities, operations and business of Unifab and each of its Subsidiaries have been at all times, in compliance with all Environmental Laws; (ii) Hazardous Substances have not been Released on, at, under or about the Sites or in Navigable Waters or transported to or from the Sites; and (iii) neither Unifab nor any of its Subsidiaries is required by any Governmental Entity to take any action to remedy any condition caused by or in any way connected with the presence, Release, Threat of Release, use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of Hazardous Substances, as such capitalized terms are defined in this Section 4.21.

              (b) There are no pending litigation or proceedings or, to Unifab's Knowledge, threatened litigation or proceedings before any Governmental Entity in which any person alleges the violation of, or any liability under, any Environmental Law or the Release or Threat of Release of Hazardous Substances on, at, under or from any of the Sites or in Navigable Waters, nor has Unifab or any of its Subsidiaries: (i) received any notice of or obtained any actual or constructive Knowledge that any third party, Governmental Entity or any employee or agent thereof, has determined that there exists any violation of any Environmental Law or the Release or Threat of Release of Hazardous Substances on, at, under or from the Sites or in Navigable Waters; (ii) received any notice under the citizen suit provision of any Environmental Law; or (iii) received any request for inspection or request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with any Environmental Law.

              (c) No Lien has been imposed on any of the Sites by any Governmental Entity in connection with Environmental Laws.

              (d) Unifab and each of its Subsidiaries has received or been issued, as appropriate, every Permit required by any Governmental Entity for the present or currently contemplated operation of their business, except where the failure to have received or been issued any Permit would not individually have, or be reasonably likely to have, a Material Adverse Effect. Except as disclosed in Schedule 4.21, all Permits are valid in full force and effect, and no proceeding is pending or, to Unifab's Knowledge, has been threatened to modify, suspend, revoke or otherwise limit any of the Permits, and no administrative or governmental actions have been taken or, to Unifab's Knowledge, has been threatened to modify, suspend, revoke or otherwise limit any of the Permits, and no administrative or governmental actions have been taken, or to Unifab's Knowledge, threatened in connection with the expiration or renewal of any of the Permits. Except as set forth in Schedule 4.21, the business of Unifab and each of its Subsidiaries is and at all times has been conducted in compliance with all Permits and all Applicable Laws, statutes, ordinances, orders, rules, regulations and requirements of any Governmental Entity, except for any non-compliance that would not individually have, or be reasonably likely to have, a Material Adverse Effect.

              (e) No storage tanks presently exist on, at, under or about any Sites or previously existed on, at, under or about any Sites.

              (f) Schedule 4.21 identifies all locations to which Hazardous Substances have been sent by Unifab or any of its Subsidiaries for storage, treatment, or disposal that are also identified in any publicly available document as a candidate for cleanup or remediation.

              (g) Schedule 4.21 specifies the Sites used for (i) the storage, maintenance or repair of vehicle or (ii) the storage or distribution of Hazardous Substances.

              For purposes of this Agreement, "Environment" means soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium.

              For purposes of this Agreement, "Environmental Laws" means (a) any Applicable Law or bylaw regulating or referring to the Environment or to Natural Resource Damages; and (b) any presently or previously enforced Applicable Law or bylaw of any Governmental Entity that asserts or may assert jurisdiction over Unifab or any of its Subsidiaries or the Sites, or the operations or activities at the Sites or in Navigable Waters, that regulates or refers to the presence, Release, Threat of Release, use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Substances.

              For purposes of this Agreement, "Hazardous Substances" means: (a) any pollutant, toxic substance, contaminant, chemical, hazardous waste, hazardous material, petroleum product, oil, radioactive material; (b) any substance, gas material or chemical that is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," "hazardous wastes," or words of similar import under any Environmental Law; (c) radon gas, asbestos in any form that could or does become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent; and (d) any other chemical, material, gas, or substance, the exposure or Release of which is or may be prohibited, limited or regulated by any Governmental Entity that asserts or may assert jurisdiction over Unifab or any of its Subsidiaries, the Sites, or the operations or activities at the Sites or in Navigable Waters.

              For purposes of this Agreement, "Natural Resource Damages" has the meaning provided in CERCLA (42 U.S.C. 9601 et seq.) and OPA (33 U.S.C. 2701 et seq.).

              For purposes of this Agreement, "Navigable Waters"has the meaning provided under the Clean Water Act and OPA (33 U.S.C. 2701 et seq.).

              For purposes of this Agreement, "Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

              For purposes of this Agreement, "Sites" mean all locations owned or used by Unifab or any of its Subsidiaries at any time prior to the Closing Date.

              For purposes of this Agreement, "Threat of Release" means a substantial likelihood of a Release that requires action to prevent or mitigate damage to the Environment that may result from such Release.

     4.22     EMPLOYEE AND LABOR MATTERS.

              (a) Except as set forth on Schedule 4.22(a): (i) there is not any, and during the past twelve months there has not been any, labor strike, work stoppage or lockout pending, or, to Unifab's Knowledge, threatened against Unifab or any of its Subsidiaries; (ii) no employees of Unifab are currently represented by a union; (iii) to Unifab's Knowledge, no union organizational campaign is in progress with respect to the employees of Unifab or any of its Subsidiaries and no question concerning representation exists respecting such employees; (iv) neither Unifab nor any of its Subsidiaries is engaged in any unfair labor practice or action that could reasonably be expected to constitute an unfair labor practice; (v) there are not, to Unifab's Knowledge, any unfair labor practice charges or complaints against Unifab or any of its Subsidiaries, threatened or pending before the National Labor Relations Board; (vi) there are no pending, or to Unifab's Knowledge, threatened union grievances against Unifab or any of its Subsidiaries; (vii) there are not, to Unifab's Knowledge, any pending or threatened charges against Unifab or any of its Subsidiaries or any current employee of Unifab or any of its Subsidiaries before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices or unlawful discrimination practices or discrimination on the basis of disability; (viii) Unifab and its Subsidiaries are, to Unifab's Knowledge, in compliance with the regulations under the Occupational Safety and Health Act (OSHA); and (ix) neither Unifab nor any of its Subsidiaries has received written or oral notice during the past twelve months of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of Unifab and, to Unifab's Knowledge, no such investigation is in progress. Schedule 4.22(a) contains a complete and accurate list of all labor arbitration and unfair labor practice charges, if any, between

Unifab and each Subsidiary thereof and the employees of all of them, that occurred at any time since January 1, 1999.

              (b) Schedule 4.22(b) sets forth the names and salaries (including previously awarded and projected bonuses and other incentive compensation) of all salaried employees of Unifab and its Subsidiaries as of the date hereof.

     4.23 CONDITION OF ASSETS. The machinery and equipment necessary for the conduct of Unifab's business and the business of each of its Subsidiaries, together with all leased real property and improvements thereon, are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted.

     4.24 ABSENCE OF CHANGES. Except as set forth on Schedule 4.24, since December 31, 2001, Unifab and its Subsidiaries have conducted their respective businesses only in the ordinary course, consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Schedule 4.24, neither Unifab nor any of its Subsidiaries has since December 31, 2001:

              (a) experienced any Material Adverse Effect in its business, properties, prospects, assets, liabilities or condition (financial or otherwise) or its relationships with its principal customers, suppliers or distributors, or suffered any material casualty loss (whether or not insured);

              (b) made any change in its accounts receivable or accounts payable practices;

              (c) incurred or guaranteed any material obligation or liability (including, without limitation, incurred any indebtedness), except for current liabilities incurred in the Ordinary Course of Business;

              (d) sold, assigned, transferred, mortgaged, pledged, leased, licensed or otherwise disposed of (other than sales of goods manufactured by Unifab or any Subsidiary thereof in the Ordinary Course of Business) or subjected to any Lien (except a Permitted Lien) any material asset;

              (e) other than in the Ordinary Course of Business and consistent with past practice, entered into any employment contract, or any compensation arrangement or employee benefit plan, or changed or committed to change (including, without limitation, any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, employees or agents, or made any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment or contribution;

              (f) declared, paid or made, or set aside for payment or making, any dividend or other distribution in respect of Unifab Common Stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its capital stock or other securities or subdivided or in any way reclassified or changed any of the terms or provisions of any shares of its capital stock;

              (g) paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any property or assets to, or received any loan or advance of any amount from, or entered into any transaction, agreement or arrangement with or for the benefit of any affiliate, associate or family member of any director or executive officer of Unifab;

              (h) canceled any material debts or claims, or waived any rights of material value or incurred or guaranteed any material obligation or liability of any kind, except for current liabilities incurred in the Ordinary Course of Business;

              (i) changed its Tax or financial accounting methods, principles or practices (including, without limitation, any changes in depreciation or amortization policies or rates or any changes in any assumptions underlying any method of calculating reserves);

              (j) made any capital expenditure, except capital expenditures in accordance with the written capital budget previously provided to Midland;

              (k) entered into, modified, terminated, amended, renewed, renegotiated, released, disposed of, permitted to lapse or expanded in any respect, or waived any of its rights under, any material Contract;

              (l) disposed of or permitted to lapse any material item of Intellectual Property;

              (m) agreed, whether or not in writing, to take any action, or fail to take any action, that if taken or not taken after the date of this Agreement would constitute a breach under this Section 4.24;

              (n) received any notice of any pending or threatened condemnation or expropriation of property owned or used by Unifab or any of its Subsidiaries; or

              (o) learned any facts that adversely affect the business of Unifab or that are reasonably likely in the future to adversely affect Unifab's business.

     4.25 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. Unifab's accounts receivable (and other receivables) and accounts payable have arisen or will arise, as the case may be, from bona fide transactions and represent amounts due or payable with respect to actual, arm's length transactions entered into in the Ordinary Course of Business and consistent with past practice (including, without limitation, credit practices) and have been calculated in accordance with GAAP consistently applied. Schedule 4.25 sets forth an itemized list of all accounts receivable of Unifab as of March 31, 2002, for any amount in excess of $5,000, together with the aging of such accounts receivable and a notation of which such accounts receivable are estimated to be wholly or partially uncollectible.

     4.26 INVENTORY. All inventory of Unifab reflected on its December 31, 2001 balance sheet: (i) is merchantable, or is suitable and usable in the Ordinary Course of Business; (ii) is not obsolete or slow-moving; (iii) is not held by Unifab on consignment and is not in the possession of persons other than Unifab (or any of its Subsidiaries); and (iv) is maintained on a FIFO basis and valued at the lower of cost or market in accordance with GAAP consistently applied.

     4.27 BOOKS AND RECORDS. The books and records of Unifab and each of its Subsidiaries are complete and correct and accurately reflect in accordance with GAAP all transactions in which Unifab and each of its Subsidiaries have engaged, and there are no off-balance sheet transactions or matters for which entry has not been properly made in such books and records.

     4.28 BANK ACCOUNTS AND POWERS OF ATTORNEY. Schedule 4.28 sets forth a listing of all persons holding powers of attorney granted by Unifab or any of its Subsidiaries and of all bank accounts, credit lines, safe deposit box, vault and lock boxes in which Unifab or any of its Subsidiaries has deposited funds or property or has any relationship, together with the names of the persons authorized to sign on or enter them, as the case may be.

     4.29 QUESTIONABLE PAYMENTS. Neither Unifab nor any of its Subsidiaries nor any of their directors, officers, agents or employees, nor any other person associated with or acting on their behalf within the past two (2) years, has directly or indirectly: (a) made or agreed to make any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, regardless of form, whether in money, property, or services: (i) to obtain favorable treatment in securing business; (ii) to pay for favorable treatment for business secured; (iii) to obtain special concessions or for special concessions already obtained, for or in respect of either Unifab or any of its Subsidiaries; or (iv) in violation of any applicable law (including, without limitation, the Foreign Corrupt Practices Act); (b) received any bribe, payoff or kickback from any person regardless of form, whether in money, property or services to award business; or (c) established or maintained any fund or asset that has not been recorded in the books and records of either Unifab or its Subsidiaries.

     4.30 AFFILIATE TRANSACTIONS. Schedule 4.30 sets forth a list of all Contracts and transactions between Unifab, on the one hand, and any director or officer of Unifab or any affiliate, associate or immediate family member of any such director or officer, or any entity in which any such director, officer or any affiliate, associate or immediate family member of any such director or officer has a direct or indirect interest, on the other hand.

     4.31 ZONING. The current operation of the business of Unifab and its Subsidiaries is a permitted use under applicable zoning regulations and there is no existing or, to Unifab's Knowledge, pending or threatened, requirement for any special exception, variance or other conditional approval to permit such businesses to continue to operate and to expand to any locations at which other businesses are currently operated.

     4.32 NO MISREPRESENTATIONS OR OMISSIONS. The warranties, representations and covenants made in this Agreement by Unifab do not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the context in which they were made, not misleading. Neither Unifab nor any of its affiliates has any Knowledge of any matter that materially and adversely affects (or may materially and adversely affect) the operations, prospects or condition of the business, assets or operations of Unifab and its facilities, which has not been set forth in this Agreement or the schedules hereto. Any exception to a representation and warranty made in one schedule hereto shall be deemed to be made on any other applicable schedule hereto, as if made in full.


                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF MIDLAND

         Midland hereby represents and warrants to Unifab as follows:

     5.01 ORGANIZATION. Midland is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana and has the power and authority to enter into the transactions contemplated by this Agreement.

     5.02 AUTHORITY; EXECUTION AND DELIVERY; ENFORCEABILITY. Midland has the power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Midland of this Agreement and the consummation by Midland of the transactions contemplated hereby have been (or will be by the Closing Date) duly authorized by all necessary action. Midland has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Midland, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     5.03 NO CONSENTS. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Midland in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

                                   ARTICLE VI

                                    COVENANTS

     6.01     COVENANTS OF UNIFAB RELATING TO CONDUCT OF ITS BUSINESS.

              (a) NEGATIVE COVENANTS. Except as otherwise expressly permitted by the terms of this Agreement, from the date hereof to the Closing, Unifab will, and will cause each of its

Subsidiaries to, only conduct their respective businesses in the Ordinary Course of Business in substantially the same manner as presently conducted and shall make all reasonable efforts consistent with past practices to preserve their relationships with customers, suppliers and others with whom they deal. Except as otherwise expressly permitted by the terms of this Agreement, Unifab will not, and will cause its Subsidiaries not to, do any of the following without the prior written consent of Midland:

                       (i) change or amend its Articles of Incorporation or Bylaws;

                       (ii) authorize for issuance, issue or sell any shares of its capital stock or other securities, acquire directly or indirectly, by redemption or otherwise, any such capital stock, reclassify or split-up any such capital stock, or grant or enter into any options, warrants, calls or commitments of any kind with respect thereto;

                       (iii) pay, declare or set aside any dividend or make any other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock;

                       (iv) adopt or amend any Company Benefit Plan (or any plan that would be a Company Benefit Plan if adopted) except as required by Applicable Law;

                       (v) enter into, adopt, extend, renew or amend any collective bargaining agreement or other Contract with any labor organization, union or association, except as required by Applicable Law;

                       (vi) grant to any director, executive officer or employee any increase in compensation or benefits except in the case of any non-executive employee, in the Ordinary Course of Business consistent with past practice;

                       (vii) cancel any material indebtedness (individually or in the aggregate) owed to Unifab or waive any claims or rights of substantial value;

                       (viii) dismiss or replace its independent auditor or make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

                       (ix) acquire any assets that are material, individually or in the aggregate, to Unifab except in the Ordinary Course of Business;

                       (x) make any capital commitments that in the aggregate are in excess of $5,000;

                       (xi) sell, lease or otherwise dispose of any assets of its business that in the aggregate are valued in excess of $5,000, other than in the Ordinary Course of Business;

                       (xii) make any loan or advance to any officers, director, employee, consultant, representative, salesman or agent of Unifab and its Subsidiaries which loan or advance will not be repaid prior to the Closing;

                       (xiii) settle any tax claims in any material amount (including interest and penalties);

                       (xiv) terminate (except for cause) or hire any executive officer of Unifab or any of its Subsidiaries; or

                       (xv) agree, whether in writing or otherwise, to do any of the foregoing.

              (b)      AFFIRMATIVE COVENANTS. Until the Closing, Unifab will:

                       (i) maintain its assets and those of its Subsidiaries in the Ordinary Course of Business in good operating order and condition, reasonable wear and tear excepted;

                       (ii) maintain in force all insurance policies and cause the assets and business of Unifab and its Subsidiaries to continue to be insured against all risks for which such assets and businesses are currently insured;

                       (iii) upon any damage, destruction or loss to any asset of Unifab or any of its Subsidiaries, as promptly as possible, provide Midland with written notice thereof and, after consultation with Midland, either
(A) apply any and all insurance proceeds received with respect thereto to the prompt repair, replacement and restoration thereof to the condition of such asset before such event or, if required, to such other (better) condition as may be required by Applicable Law or (B) retain any and all insurance proceeds received with respect thereto; and

                       (iv) maintain its level and quality of supplies, fuel and spare parts in the ordinary course in a manner consistent with its practices in place as of December 31, 2001.

     6.02 ACCESS TO INFORMATION. (a) Unifab will afford Midland and its accountants, counsel and other representatives reasonable access during normal business hours during the period prior to the Closing to all properties, books, contracts, commitments, Tax Returns and records of Unifab and its Subsidiaries and, during such period, shall furnish promptly to Midland any information concerning Unifab and any Subsidiary thereof that Midland may reasonably request (including, if requested by Midland, opinion letters from legal counsel to Unifab as to the likely dollar exposure, if any, of Unifab to particular personal injury claims which are currently pending or threatened).

              (b) Without limiting paragraph (a) above, but subject to it, Midland shall have the right to perform any environmental, health and safety assessments of the leased property of Unifab or any Subsidiary thereof that Midland, in its sole discretion, deems advisable.

     6.03 CONFIDENTIALITY. No party shall publicly disclose the existence of this Agreement except in a press release or announcement that is approved by the other party.

     6.04     REASONABLE EFFORTS.

              (a) On the terms and subject to the conditions of this Agreement, each party shall use its commercially reasonable best efforts to cause the Closing to occur, including taking all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on its or any of its affiliates with respect to the Closing.

              (b) Each party shall use its commercially reasonable best efforts (at its own expense) to obtain, and to cooperate in obtaining, all consents from third parties necessary or appropriate to consummate the transactions contemplated hereby.

     6.05 UPDATING INFORMATION. Until the Closing, Unifab shall provide to Midland, as soon as practicable after they are available, daily, weekly and monthly management books and financial reports of Unifab, prepared in accordance with past practice, and all other documents requested by Midland.

     6.06 ADVICE OF CHANGES. Unifab shall as promptly as possible advise Midland in writing of any change or event having a Material Adverse Effect, or that Unifab believes would or would be reasonably likely to cause or constitute a material breach of any representations, warranties or covenants of Unifab contained herein. From time to time prior to the Closing Date (and on the date prior to the Closing Date), Unifab will promptly supplement or amend the schedules delivered pursuant to this Agreement to reflect any matter that, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such schedules or that is necessary to correct any information in such schedules that has been rendered inaccurate thereby. No supplement or amendment to such schedules shall have any effect for the purpose of determining satisfaction of the requirements of Section 7.02(a), with such satisfaction to be determined, unless Midland otherwise consents, based on the schedules in the form delivered on the date hereof.

     6.07 NO SOLICITATION. Unifab shall not, and shall cause each of its directors, officers, employees, representatives and agents not to: (a) solicit, initiate, encourage (including by furnishing any information), discuss, negotiate or assist in any manner any other proposals, bids or offers from any person (other than Midland or its affiliates) relating to a possible acquisition of any of the stock, assets or business of Unifab or any of its Subsidiaries, in whole or in part (other than the sale of inventory in the ordinary course and consistent with past practice) whether by asset purchase, stock purchase, merger or otherwise and whether such action is taken directly or indirectly; or (b) enter into or consummate any agreement or understanding with respect to any matter involving to such an acquisition prospect. If Unifab receives any such proposal, bid or offer or any information with respect thereto, Unifab will notify Midland thereof and provide Midland with all information that Unifab has with respect thereto.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

     7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO CONSUMMATE THE CLOSING. The obligation of each party to consummate the Closing shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

              (a) Approvals. All regulatory approvals or notifications required to consummate the transactions contemplated hereby, and to permit Unifab to continue to conduct its business as heretofore conducted, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

              (b) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the transactions contemplated by this Agreement shall be in effect; provided, however, that neither party to this Agreement may elect to terminate this Agreement until such order, injunction or decree is final and non-appealable. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits, restricts or makes illegal consummation of the transactions contemplated hereby.

     7.02 CONDITIONS TO OBLIGATION OF MIDLAND. The obligation of Midland to effect the Closing is also subject to the satisfaction or waiver by Midland at or prior to the Closing Date of the following conditions:

              (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Unifab contained in this Agreement shall be true and correct in each case at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for these representations and warranties, if any, that are expressly made as of a specified earlier date.

              (b) COVENANTS. Unifab shall have performed and complied with all agreements and conditions on its part required by this Agreement to be performed or complied with prior to or at the Closing Date.

              (c) OFFICER'S CERTIFICATE. Midland shall have received a certificate from the chief executive officer and the chief financial officer of Unifab, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 7.02(a) and 7.02(b).

              (d) OPINION OF COUNSEL. Midland shall have received an opinion of counsel for Unifab, dated the Closing Date, in customary form and reasonably satisfactory as to substance to Midland.

              (e) CONSENTS. All necessary consents to the transactions contemplated hereby, in form and substance acceptable to Midland, shall have been obtained.

              (f) BOARD REPLACEMENTS. Unifab shall have caused to be executed and delivered to Midland the resignations of each of its current directors. Unifab shall also deliver board resolutions appointing to the Board of Directors of Unifab each of the persons who Midland shall designate in writing, each of whom to serve until the next annual meeting and until his or her successor shall have been elected and qualified.

              (g) EMPLOYMENT CONTRACTS. The employment contracts between Unifab and those officers listed on Schedule 7.02 (g) hereto shall have been canceled effective as of the date of execution of this Agreement in exchange for the payment of the amount set forth on Schedule 7.02 (g), in the aggregate. The employment contract between Unifab and Martin Bech shall have been amended to provide that the term of the contract ends on December 31, 2002.

     7.03 CONDITIONS TO UNIFAB'S OBLIGATION TO CLOSE. Unifab shall not be obligated to close until Unifab shall have received the opinion of Chaffe & Associates, Inc. to the effect that the transactions contemplated by this Agreement are fair to Unifab and its shareholders from a financial point of view.

                                  ARTICLE VIII
                            TERMINATION AND AMENDMENT

     8.01 TERMINATION. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing Date:

              (a)      by mutual consent of the parties in a written instrument;

              (b) by either Unifab or Midland if the Closing Date shall not have occurred on or before August 31, 2002;

              (c) by either party (provided the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations, warranties, covenants or other agreements set forth in this Agreement on the part of the other party that (i) is not cured within ten days following written notice to the party in breach, or (ii) cannot be cured prior to the Closing.

     8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either party as provided in Section 8.01, this Agreement shall be void and have no effect except (i) for the provisions of Section 2.01 and Exhibit B hereof and (ii) that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                   ARTICLE IX
                      COVENANTS SURVIVING THE CLOSING DATE

     9.01 COVENANT TO REMAIN A PUBLIC COMPANY. The parties agree that Unifab will continue to take all steps necessary to cause its Common Stock to be listed for trading either on the NASDAQ Stock Market or the NASDAQ Small Cap Market, as applicable, for a period of at least two years following the Closing Date. This covenant will survive the Closing Date, and the Shareholders of Unifab shall be deemed to be the third party beneficiaries of this covenant.

     9.02 RIGHTS OFFERING. Midland agrees that it will cause its designees on the Board of Directors of Unifab to call a Shareholders' meeting to be held on June 18, 2002 for the purpose of increasing the number of authorized shares of Unifab Common Stock to at least 100,000,000 shares. Midland agrees to vote the Shares in favor of such amendment. Thereafter, Midland agrees that it will cause its designees on the Board of Directors of Unifab to vote in favor of the resolutions attached hereto as part of Exhibit F and to mail to each shareholder of record on such date the rights certificate attached hereto as Exhibit F.
ARTICLE X GENERAL PROVISIONS

     10.01 ASSIGNMENT. This Agreement and the rights and obligations hereunder shall be assignable or transferable by Midland to any affiliated company thereof without the prior written consent of Unifab. This Agreement, and the rights and obligations of Unifab hereunder, shall not be assignable by Unifab.

     10.02 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

              (a)      if to Midland, to:

                       Midland Fabricators and Process Systems, L.L.C. 3636 North Causeway Blvd.
                       Metairie, Louisiana  70002
                       Telephone:       504-837-5766
                       Facsimile:       504-837-3753
                       Attention: Frank J. Cangelosi, Jr.

                       with a copy to:

                       Simon Peragine Smith and Redfearn LLP
                       1100 Poydras Street
                       New Orleans, Louisiana  70163

                       Telephone:       504-569-2030
                       Facsimile:       504-569-2999
                       Attention:       Robert L. Redfearn

              (b)      if to Unifab, to:

                       Unifab International, Inc.
                       5007 Port Road
                       New Iberia, Louisiana 70560
                       Telephone:  337-367-8291
                       Facsimile:   337-
                       Attention:  Peter Roman, CFO

                       with a copy to:

                       Adams & Reese LLP
                       4500 One Shell Square
                       New Orleans, Louisiana  70139
                       Telephone:       504-581-3234
                       Facsimile:       504-566-0210
                       Attention:       Virginia Boulet

     10.03    INTERPRETATION.

              (a) The headings contained in this Agreement, in any exhibit or schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any schedule or exhibit but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an article or a section, exhibit or schedule, such reference shall be to an article or section of, or an exhibit or schedule to, this Agreement unless otherwise indicated.

     10.04 COUNTERPARTS; SIGNATURES. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other, it being understood that both parties need not sign the same counterpart. Telecopied signatures shall be deemed to have the authenticity and validity of original signatures.

     10.05 ENTIRE AGREEMENT. This Agreement (including the documents, schedules and exhibits hereto) contains the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to the other in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     10.06 GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Louisiana, without regard to any applicable conflicts of law principles thereof.

     10.07 SEVERABILITY. Wherever possible, the terms of this Agreement shall be construed and interpreted so as to be valid and effective under Applicable Law. If any term or provision of this Agreement, any exhibit or schedule attached hereto or the application thereof to any person or circumstance, shall at any time or to any extent be deemed invalid, illegal and unenforceable in any respect as written, the parties intend for any court construing this Agreement to modify or limit such provision temporally, spatially or otherwise so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as not to affect any other term or provision hereof, and the remainder of this Agreement, exhibit or schedule, or the application of such term or provision to persons or circumstances other than those that are deemed to be invalid, illegal or unenforceable, shall not be affected thereby and such term and provision shall be valid and enforced to the fullest extent permitted by law.

     10.08 WAIVER. Either party may waive in writing any default by the other of any representation, warranty, or covenant made for its benefit in this Agreement, but no such waiver shall be deemed to constitute a waiver of any other or further breach unless expressly provided for in writing, and no waiver shall be deemed to have arisen from a course of conduct not involving a written waiver.

     10.09 AMENDMENT. This Agreement may be amended by the parties hereto at any time but only by an instrument in writing signed on behalf of each of the parties.

     10.10 SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, executors, successors and assigns.

     IN WITNESS WHEREOF, both parties have caused this Agreement to be executed by one of its officers thereunto duly authorized as of the date first above written.


WITNESSES:                                  UNIFAB INTERNATIONAL, INC.


/s/ Martin Bech                             By: /s/ Peter J. Roman
-------------------------                       --------------------------------

/s/ Glenn Gros                              Name: Peter J. Roman
-------------------------                         ------------------------------

                                            Title: VP, Chief Financial Officer
                                                   -----------------------------

                                            MIDLAND FABRICATORS AND PROCESS
                                                SYSTEMS, L.L.C.

/s/ Frank Cangelosi                        By:  /s/ William M. Hines
-------------------------                       --------------------------------

/s/ Robert Redfearn                        Name: William Hines
-------------------------                        -------------------------------

                                           Title: Member
                                                  ------------------------------


                                TABLE OF CONTENTS

ARTICLE I:    DEFINITIONS............................................................................1

ARTICLE II:   PURCHASE OF BANK DEBT AND RELATED ACTION...............................................5

ARTICLE III:  CLOSING................................................................................5

ARTICLE IV:   REPRESENTATIONS AND WARRANTIES OF UNIFAB...............................................5

       4.01   Authorization and Issuance of the Shares and the Debenture.............................6
       4.02   Authority of Unifab....................................................................6
       4.03   Agreement Valid and Binding............................................................6
       4.04   No Conflicts...........................................................................6
       4.05   Consents...............................................................................7
       4.06   Brokers; Other Transaction Expenses....................................................7
       4.07   Corporate Organization.................................................................7
       4.08   Foreign Qualification..................................................................7
       4.09   Capitalization.........................................................................8
       4.10   Financial Condition....................................................................8
       4.11   Absence of Changes or Events...........................................................9
       4.12   Legal Proceedings......................................................................9
       4.13   Tax Audits and Payment of Taxes........................................................9
       4.14   Benefit Plans.........................................................................10
       4.15   Compliance with Applicable Laws; Permits..............................................13
       4.16   Certain Contracts.....................................................................14
       4.17   Undisclosed Liabilities...............................................................16
       4.18   Title to Property.....................................................................16
       4.19   Insurance.............................................................................17
       4.20   Intellectual Property.................................................................18
       4.21   Environmental Matters.................................................................18
       4.22   Employee and Labor Matters............................................................20
       4.23   Condition of Assets...................................................................21
       4.24   Absence of Changes....................................................................21
       4.25   Accounts Receivable and Accounts Payable..............................................23
       4.26   Inventory.............................................................................23
       4.27   Books and Records.....................................................................23
       4.28   Bank Accounts and Powers of Attorney..................................................23
       4.29   Questionable Payments.................................................................23
       4.30   Affiliate Transactions................................................................24
       4.31   Zoning................................................................................24
       4.32   No Misrepresentations or Omissions....................................................24


ARTICLE V:    REPRESENTATIONS AND WARRANTIES OF MIDLAND.............................................24

       5.01   Organization..........................................................................24
       5.02   Authority; Execution and Delivery; Enforceability.....................................24
       5.03   No Consents...........................................................................25

ARTICLE VI:   COVENANTS.............................................................................25

       6.01   Covenants of Unifab Relating to Conduct of its Business...............................25
              (a)      Negative Covenants...........................................................25
              (b)      Affirmative Covenants........................................................26
       6.02   Access to Information.................................................................27
       6.03   Confidentiality.......................................................................27
       6.04   Reasonable Efforts....................................................................27
       6.05   Updating Information..................................................................27
       6.06   Advice of Changes.....................................................................27
       6.07   No Solicitation.......................................................................28

ARTICLE VII:  CONDITIONS PRECEDENT..................................................................28

       7.01   Conditions to Each Party's Obligation To Consummate the Closing.......................28
              (a)      Approvals....................................................................28
              (b)      No Injunctions or Restraints; Illegality.....................................28
       7.02   Conditions to Obligation of Midland...................................................28
              (a)      Representations and Warranties...............................................28
              (b)      Covenants....................................................................29
              (c)      Officer's Certificate........................................................29
              (d)      Opinion of Counsel...........................................................29
              (e)      Consents.....................................................................29
              (f)      Board Replacements...........................................................29
              (g)      Employment Contracts.........................................................29
       7.03   Conditions to Unifab's Obligation to Close............................................29

ARTICLE VIII: TERMINATION AND AMENDMENT.............................................................29

       8.01   Termination...........................................................................29
       8.02   Effect of Termination.................................................................30

ARTICLE IX:   COVENANTS SURVIVING THE CLOSING DATE..................................................30

       9.01   Covenant to Remain a Public Company...................................................30
       9.02   Rights Offering.......................................................................30

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

ARTICLE X:    GENERAL PROVISIONS....................................................................30

       10.01  Assignment............................................................................30
       10.02  Notices...............................................................................30
       10.03  Interpretation........................................................................31
       10.04  Counterparts; Signatures..............................................................32
       10.05  Entire Agreement......................................................................32
       10.06  Governing Law.........................................................................32
       10.07  Severability..........................................................................32
       10.08  Waiver................................................................................32
       10.09  Amendment.............................................................................32
       10.10  Successors............................................................................32




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